UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

December 10, 2024

Date of Report (date of earliest event reported)

INTEVAC, INC.

(Exact name of Registrant as specified in its charter)

State of Delaware	0-26946	94-3125814
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

3560 Bassett Street

Santa Clara, CA 95054

(Address of principal executive offices)

(408) 986-9888

(Registrant’s telephone number, including area code)

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.001 par value)	IVAC	The Nasdaq Stock Market LLC (Nasdaq) Global Select

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05	Costs Associated with Exit or Disposal Activities.

On December 10, 2024, the Board of Directors (the “Board”) of Intevac, Inc. (“the Company”) approved a plan to cease the development and manufacturing of the Company’s TRIO product. This decision was based on cost-reduction initiatives intended to reduce the Company’s ongoing operating expenses while it pursues strategic alternatives. In connection with this action, the Company will eliminate 7 positions, representing approximately 6% of its workforce, and expects to record severance and other employee-related costs of approximately $300,000. Substantially all cash outlays in connection with this workforce reduction are expected to occur in the fourth quarter of fiscal 2024.

Item 2.06	Material Impairments.

The information set forth under Item 2.05 of this report is incorporated by reference in this Item 2.06. As a result of the cessation of the development and manufacturing of its TRIO product, the Company estimates that it will recognize a non-cash charge of approximately $20 million related to inventory write downs and a cash charge of up to $1 million, of which $600,000 is purchase order cancellation fees and the remainder is related to severance and other employee-related costs. Due to the cessation of the product development activities and resulting reduced space requirements, the Company estimates that it will also recognize non-cash impairment charges of $11 million to $12 million related to its facility lease right of use asset, other intangible assets and certain equipment. The Company does not expect material cash expenditures in connection with these impairment charges. In addition, the Company will incur non-lease common area maintenance charges in the aggregate of approximately $1.8 million over the remaining lease period through June 2029 related to the reduced space requirements. The Company expects to incur approximately $28 million to $35 million of the total estimated restructuring and asset impairment charges in the fourth quarter of fiscal 2024. The charges the Company expects to incur are subject to assumptions, and actual charges may differ from the amount disclosed in this Current Report on Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Amendment to CEO Employment Agreement

On December 10, 2024, following the recommendation of the Board’s Human Capital Committee (the “Committee”), the Board approved an amendment (the “Amendment”) to the Employment Agreement, dated as of January 18, 2022, with Nigel Hunton, the Company’s President and Chief Executive Officer (the “Employment Agreement”), as described below.

If the Company terminates Mr. Hunton’s employment with the Company for a reason other than Cause (as such term is defined in the Employment Agreement) (and not by reason of Mr. Hunton’s death or Disability (as such term is defined in the Employment Agreement)) or if Mr. Hunton resigns from employment with the Company for Good Reason (as such term is defined in the Employment Agreement), Mr. Hunton will receive as severance from the Company: (i) continuing payments of Mr. Hunton’s base salary in effect on the date of Mr. Hunton’s termination, payable in accordance with the Company’s standard payroll procedures for a period of twelve (12) months (or, if such termination occurs within the twelve (12) month period following a Change in Control (as defined in the 2020 Plan) (the “Change in Control Period”), the Amendment provides that this will instead be for a period of eighteen (18) months) (the “Severance Period”); (ii) the immediate vesting of each of Mr. Hunton’s then-outstanding equity awards as to 50% of the unvested number of shares subject to each equity award (or, if such termination occurs within the Change in Control Period, the immediate vesting as of 100% of Mr. Hunton’s then-outstanding equity awards); (iii) payment or reimbursement for premiums for medical, vision and dental coverage under COBRA for Mr. Hunton and his eligible dependents for up to the length of the Severance Period; (iv) a lump sum payment equal to a prorated portion of the average bonus paid to Mr. Hunton over the three (3) most recently completed bonus periods or such lesser period of time that Mr. Hunton has been employed (or at target bonus if no bonus period has been completed), or, if the termination occurs within the Change in Control Period, payment of 150% (increased by the Amendment from 100%) of Mr. Hunton’s target bonus; (v) if bonuses have not been paid for the calendar year preceding the year in which the termination occurs, a lump sum payment equal to the bonus that Mr. Hunton would have received had he remained employed through the bonus payment date based on actual performance; and (vi) as added by the Amendment, if Mr. Hunton’s termination occurs within the Change in Control Period, a lump sum payment equal to a prorated portion of Mr. Hunton’s target bonus, based on the number of completed days in such year for which Mr. Hunton was employed by the Company as of the termination date. The receipt of severance under the Employment Agreement (including pursuant to the Amendment) remains contingent upon Mr. Hunton signing and not revoking a release of claims in favor of the Company, and his continued compliance with the terms of his confidentiality agreement entered into with the Company.

Amended and Restated Change in Control Agreement

On December 10, 2024, following the recommendation of the Committee, the Board approved an Amended and Restated Change in Control Agreement (the “Amended Agreement”) with each of Cameron McAulay and John Dickinson (each, an “Executive”), which amends certain severance benefits contained in Mr. McAulay’s Change in Control Agreement dated as of July 9, 2024 and Mr. Dickinson’s Change in Control Agreement dated as of June 20, 2023 (each, an “Original Change in Control Agreement”).

As per the terms of the Amended Agreement, if within twelve (12) months following a Change in Control (as such term is defined in the Amended Agreement), the Company terminates the Executive’s employment without Cause (as such term is defined in the Amended Agreement) or if the Executive resigns for Good Reason (as such term is defined in the Amended Agreement) (a “Qualifying Termination”), the Executive will receive (i) severance from the Company in the amount of twelve (12) months (increased from the six (6) months provided under the Original Change in Control Agreement) of the Executive’s then-existing base salary, and (ii) immediate vesting of each of the Executive’s then-outstanding Company equity awards other than performance-based equity awards, which will instead be treated as provided in the award agreement related to such Company equity. The Amended Agreement provides for the following additional benefits upon a Qualifying Termination: (i) payment or reimbursement for premiums for medical, vision and dental coverage under COBRA for the Executive and the Executive’s eligible dependents for up to the length of the severance period; (ii) a lump sum payment equal to 100% of the Executive’s target bonus; (iii) if bonuses have not been paid for the calendar year preceding the year in which the termination occurs, a lump sum payment equal to the bonus that the Executive would have received had the Executive remained employed through the bonus payment date based on actual performance; and (iv) a lump sum payment equal to a prorated portion of the Executive’s target bonus, based on the number of completed days in such year for which the Executive was employed by the Company as of the termination date. The receipt of severance under the Amended Agreement remains contingent upon the Executive signing and not revoking a release of claims in favor of the Company.

Item 7.01	Regulation FD Disclosure.

On December 10, 2024, the Company issued a press release announcing the restructuring activities described in Items 2.05 and 2.06 of this report, providing guidance ranges for the Company’s cash position at the end of its current fiscal year, providing guidance ranges for fiscal 2025 revenue, and announcing that the Board intends to commence a quarterly dividend of $0.05 per share to be paid beginning in the first quarter of 2025. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information included under Item 7.01 and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward Looking Statements

This report and the exhibit furnished herewith contain forward-looking statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Intevac claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. These forward-looking statements are often characterized by the terms “may,” “believes,” “projects,” “expects,” or “anticipates,” and do not reflect historical facts. Specific forward-looking statements contained in this report and the exhibit furnished herewith include, but are not limited to: quotations from management, the Company’s expected 2024 cash balance, 2025 revenue and revenue growth potential, improved profitability, effects of restructuring activities, exploration of strategic alternatives, market capitalization, strategies, and future financial performance, including improved operating results and preserving the strength of the balance sheet. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the Company’s expectations. These risks include, but are not limited to, global macroeconomic conditions and supply chain challenges including shipment delays, availability of components, and freight, logistics and other disruptions, and changes in costs and market dynamics that could change the forecasts and delivery schedules for both the Company’s systems and upgrades, as well as risks regarding exploring strategic alternatives, each of which could have a material impact on the Company’s business, financial results and most recent stock price. These risks and other factors are detailed in the Company’s periodic Form 10-K and 10-Q filings with the U.S. Securities and Exchange Commission. The Company does not assume any obligation to update these forward-looking statements to reflect new information and developments.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated December 12, 2024

104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEVAC, INC.

Date: December 12, 2024	/s/ CAMERON MCAULAY
Cameron McAulay
Chief Financial Officer, Secretary and Treasurer